Exhibit (a)(7)

                              SCUDDER ADVISOR FUNDS
             Instrument of Establishment and Designation of Classes
                          Dated as of December 2, 2005

         The undersigned, being the Trustees of Scudder Advisor Funds (the "Fund"), hereby certify that pursuant to Article III, Sections 1 and 2 of the Fund's Declaration of Trust (the "Declaration of Trust"), dated July 21, 1986, as amended from time to time, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on December 2, 2005:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Amended and Restated Declaration of Trust, the creation of one new class of shares of the Fund to be designated as "Institutional Class shares" of beneficial interest, on behalf of the International Equity Fund, a series of the Fund (the "Series"), be, and it hereby is, approved; and

         FURTHER RESOLVED, that the execution by a majority of this Board and the filing with the Secretary of State of the Commonwealth of Massachusetts of an appropriate instrument in writing reflecting the establishment of such additional share class of the Series be, and it hereby is, approved.



         IN WITNESS WHEROF, the undersigned have signed this instrument as of the date above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

/s/Richard R. Burt                          /s/William N. Searcy
----------------------------                -----------------------------
Richard R. Burt, as Trustee                 William N. Searcy, as Trustee

/s/S. Leland Dill                           /s/Rebecca W. Rimel
----------------------------                -----------------------------
S. Leland Dill, as Trustee                  Rebecca W. Rimel, as Trustee

/s/Martin J. Gruber                         Philip Saunders, Jr., as Trustee
----------------------------                -----------------------------
Martin J. Gruber, as Trustee                Philip Saunders, Jr., as Trustee

/s/Richard J. Herring                       /s/William Shiebler
----------------------------                -----------------------------
Richard J. Herring, as Trustee              William Shiebler, as Trustee

/s/Graham E. Jones
----------------------------
Graham E. Jones, as Trustee